Exhibit 1.1

Execution Version

ACCESS MIDSTREAM PARTNERS, L.P.

8,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 13, 2013

BARCLAYS CAPITAL INC.

As Underwriter

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The Selling Unitholders listed on Schedule II hereto (the “Selling Unitholders”) propose to sell to Barclays Capital Inc. (the “Underwriter”) common units (the “Firm Units”) representing limited partner interests (the “Common Units”) in Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), in the amount detailed on Schedule II hereto. In addition, the Selling Unitholders propose to grant to the Underwriter the option to purchase up to an additional 1,200,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below.

Access Midstream Partners GP, L.L.C., a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”). The General Partner, the Partnership and Access MLP Operating, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“OLLC”), are collectively called the “Partnership Parties.” The entities identified as the Operating Subsidiaries on Schedule I are collectively referred to as the “Operating Subsidiaries.” The Partnership Parties and the Operating Subsidiaries are collectively called the “Partnership Entities.”

This is to confirm the agreement among the Partnership Parties, the Selling Unitholders and the Underwriter concerning the purchase of the Units from the Selling Unitholders by the Underwriter.

The Partnership Parties, the Selling Unitholders and the Underwriter agree as follows:

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Unitholders agrees to sell to the Underwriter the number of Firm Units set forth opposite the name of such Selling Unitholder in Schedule II hereto, and the Underwriter agrees to purchase from the Selling Unitholders the Firm Units, in each case at a purchase price of $46.11 per Common Unit. The Partnership and the Selling Unitholders are advised by you that the Underwriter intends (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.

(b) In addition, the Selling Unitholders hereby grant to the Underwriter the option (the “Option to Purchase Additional Units”) to purchase from each of the Selling Unitholders up to the number of Additional Units set forth opposite the name of such Selling Unitholder in Schedule II hereto, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Selling Unitholders, all or a portion of the Additional Units. The purchase price of each Additional Unit shall be the same purchase price to be paid by the Underwriter for each Firm Unit; provided, however, that the amount paid by the Underwriter for any Additional Units shall be reduced by an amount per unit equal to any distributions declared by the Partnership and payable to the Selling Unitholders on the Firm Units but not payable on such Additional Units. The Option to Purchase Additional Units may be exercised by the Underwriter, in whole or in part at any time and from time to time on or before the thirtieth day following the date of the Prospectus (the “Option Period”), by written notice to the Selling Unitholders. Such notice shall set forth the aggregate number of Additional Units as to which the Option to Purchase Additional Units is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “Option Delivery Date”); provided, however, that no Option Delivery Date shall be earlier than the Initial Delivery Date (as defined below) nor earlier than the second business day after the date on which the Option to Purchase Additional Units shall have been exercised (unless the subject Additional Units are to be purchased on the Initial Delivery Date) nor later than the fifth business day after the date on which the Option to Purchase Additional Units shall have been exercised.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Selling Unitholders by Federal (same day) funds by wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August 16, 2013 (unless another time shall be agreed to by the Underwriter, the Selling Unitholders and the Partnership). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Initial Delivery Date.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify. The Option Delivery Date and the Initial Delivery Date are each referred to herein as a “Delivery Date.”

Payment of the purchase price for the Additional Units shall be made on the Option Delivery Date in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you on the Option Delivery Date in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Units shall be made at the offices of Latham & Watkins LLP at 811 Main Street, Houston, Texas, at 9:00 A.M., Houston time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, the Underwriter and the Selling Unitholders that:

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (including the rules and regulations of the Securities and Exchange Commission thereunder, the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185398), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, each in the form heretofore delivered to you. The Partnership has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to you. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time. For purposes of this Agreement:

(i) “Applicable Time” shall mean 9:05 a.m. (New York City time) on the date of this Agreement;

(ii) “Base Prospectus” shall mean the base prospectus referred to in paragraph 3(a) above contained in the Registration Statement at the Applicable Time;

(iii) “Effective Date” shall mean each date and time that the various parts of the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective;

(iv) “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act, and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus;”

(v) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus that is used in connection with the offering of the Units prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Prospectus” shall mean the Preliminary Prospectus dated August 12, 2013 relating to the Units that was included in the Registration Statement or filed pursuant to Rule 424(b) most recently prior to the Applicable Time;

(vii) “Pricing Disclosure Package” shall mean the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule III hereto;

(viii) “Prospectus” shall mean the final prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus; and

(ix) “Registration Statement” shall mean the registration statement referred to in paragraph 3(a) above, including exhibits and financial statements, and any base prospectus and any prospectus supplement relating to the Securities that is filed with the

Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, shall also mean such registration statement as so amended by such amendment.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed by the Partnership under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations thereunder, the “Exchange Act”).

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) No Material Misstatements or Omissions in Registration Statement. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Securities Act and did not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Underwriter specifically for inclusion therein, which information is specified in Section 11.

(d) No Material Misstatements or Omissions in Prospectus. The Prospectus will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Securities Act, and will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion therein, which information is specified in Section 11.

(e) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, when filed with the Commission, conformed in all material respects to the applicable requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act on the date of first use. The Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its time of first use, when considered together with the remainder of the Pricing Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion therein, which information is specified in Section 11.

(f) Well-Known Seasoned Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time of the Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(h) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(i) Incorporated Documents. The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(j) Formation, Due Qualification and Authority. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Power and Authority to Act as the Manager. The OLLC has full limited liability company power and authority to act as the manager of each of the Operating Subsidiaries, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) Ownership of the General Partner Interest and the Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(n) Capitalization of the Partnership. Upon consummation of the transactions contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership consist of 107,768,568 Common Units, 69,076,122 Subordinated Units, 12,160,730 Class B Units, 11,199,268 Class C Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units, Subordinated Units, Class B Units and Class C Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o) Ownership of the OLLC. The Partnership owns, directly or indirectly, 100% of the issued limited liability company interests in the OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC, as amended (the “OLLC Agreement”) and the certificate of formation of the OLLC and are fully paid (to the extent required under the OLLC Agreement) and nonassessable except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Partnership owns such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Second Amended and Restated Credit Agreement, dated May 13, 2013, between the OLLC, the Partnership and the lenders party thereto, as further amended (the “Amended and Restated Credit Agreement”).

(p) Ownership of the Operating Subsidiaries. The OLLC owns, directly or indirectly, the issued limited liability company interests in each Operating Subsidiary identified on Schedule I hereto; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each such Operating Subsidiary (collectively with the limited liability company agreement of the General Partner, referred to herein as the “General Partner Agreement,” and the Partnership Agreement, and the OLLC Agreement, the “Organizational Agreements”) and the certificate of formation of such Operating Subsidiary (collectively with the certificate of limited partnership of the Partnership, the certificate of formation of the General Partner, the certificate of formation of the OLLC and the Organizational Agreements, the “Organizational Documents”), and are fully paid (to the extent required under the Organizational Document of such Operating Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and the OLLC owns, directly or indirectly, such limited liability company interests free and clear of all Liens, except for (i) those Liens securing obligations under the Amended and Restated Credit Agreement and (ii) restrictions on transferability set forth in the Organizational Agreements.

(q) No Other Subsidiaries. Other than the other Partnership Entities and ACMP Finance Corp., a wholly owned subsidiary of OLLC (“Finance Corp.”), the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% limited liability company interest in the OLLC, (ii) the OLLC’s ownership of 100% of the issued shares of capital stock of Finance Corp. and (iii) the OLLC’s direct or indirect ownership of the limited liability company interest in each Operating Subsidiary indentified on Schedule I hereto, respectively, neither the Partnership nor the OLLC owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp. was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such rights as have been effectively waived or as provided in the Organizational Documents, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than those arising under the Amended and Restated Registration Rights Agreement by and among the Partnership, GIP-A Holding (CHK) L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P., GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P. and The Williams Companies, Inc., dated December 20, 2012.

(s) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective members or partners for the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(t) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(u) Enforceability of Other Agreements.

(i) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a legal, valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the General Partner Agreement has been duly authorized, executed and delivered by Access Midstream Ventures, L.L.C. (“Midstream Ventures”) and is a legal, valid and binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

(iii) the OLLC Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iv) the limited liability company agreement of each Operating Subsidiary has been duly authorized, executed and delivered by the Partnership Entity party thereto and is a legal, valid and binding agreement of the Partnership Entity party thereto, enforceable against the such Partnership Entities in accordance with its terms;

except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) No Conflicts. None of (i) the offering, issuance and sale of the Units as described in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties and the Selling Unitholders party hereto or (iii) the consummation of the transactions contemplated by this Agreement (A) conflicts or will conflict with, constitutes or will constitute a violation of, or constitutes or will constitute a change-of-control pursuant to, the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) a change of control or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them or their respective properties is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would (x) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(w) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance and sale of the Units as described in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties and the Selling Unitholders party hereto or (iii) the consummation of the other transactions contemplated by this Agreement, except (A) for consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriter, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement, and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x) No Defaults. None of the Partnership Entities is (i) in violation of any of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the cases of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement.

(y) Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Entities as required by the Securities Act and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of Chesapeake Midstream Operating, L.L.C. (“CMO”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to CMO as required by the Securities Act and the Public Company Accounting Oversight Board.

(aa) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership or CMO, as applicable, as of the dates indicated, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical financial and operating information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Summary—Summary Historical Financial and Operating Data” and the selected historical financial and operating information set forth under the caption “Selected Financial Data” incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required. The other financial information of the Partnership, the General Partner and their subsidiaries and CMO, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby.

(bb) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, (ii) any transaction which is material to the Partnership Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) any dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Entities, or (iv) any development that would reasonably be expected to materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement, in each case other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not described as required by the Securities Act and the Exchange Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act and the Exchange Act. Each contract, document or other agreement described in the Registration Statement, the Pricing Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Registration Statement, the Pricing Disclosure Package and the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(dd) Title to Properties. The Partnership Entities have good and indefeasible title to all real property (exclusive of easements, rights-of-ways and other similar instruments) and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as owned by the Partnership Entities, free and clear of all Liens and defects, except (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) those created, arising under or securing obligations under the Amended and Restated Credit Agreement, (iii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee) Rights-of-Way. Each of the Partnership Entities has such easements, rights-of-way or other similar agreements from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ff) Governmental Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities is, and at each Delivery Date will be, in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ii) No Adverse Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by PricewaterhouseCoopers LLP, (i) none of the Partnership Entities is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Partnership Entities, and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(jj) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those taxes that would not, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(kk) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities (i) is in compliance with any and all federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in clauses (i) through (iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities has received written notice that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(mm) Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(nn) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(oo) Insurance. The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof.

(pp) Litigation. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer or sale of the Units, or (C) call into question the validity of this Agreement or the performance by the Partnership Entities of their obligations under this Agreement.

(qq) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the final Delivery Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

(rr) Foreign Corrupt Practices Act. None of the Partnership Entities, nor any director or officer of a Partnership Entity, nor, to the Partnership Parties’ knowledge, any employee, agent or representative of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(ss) Anti-Money Laundering. The operations of the Partnership Entities and its directly or indirectly wholly owned Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions where such entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending, or the knowledge of the Partnership Parties, threatened.

(tt) Office of Foreign Assets Control. None of the Partnership or any of its directly or indirectly wholly owned Partnership Entities nor, any director, officer, agent, affiliate or employee of any such entity is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union and the United Nations (together “Sanctions”). The Partnership and its directly or indirectly wholly owned Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose if the Partnership or such wholly owned Partnership Entity of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of Sanctions.

(uu) Listing. The Units have been approved for listing on the NYSE.

(vv) Market Stabilization. The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

(ww) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate, and the Partnership Parties have obtained the written consent to the use of such data from such sources to the extent required.

(xx) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(yy) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to another Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Entity any loans or advances to such subsidiary from such Partnership Entity or from transferring any of such subsidiary’s property or assets to another Partnership Entity, except as prohibited under the Amended and Restated Credit Agreement.

(zz) XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any Partnership Party and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to the Underwriter as to the matters covered thereby.

4. Representations and Warranties of the Selling Unitholders. Each Selling Unitholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a) Formation and Due Qualification. Such Selling Unitholder has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization.

(b) Authority and Authorization. Such Selling Unitholder has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. At each Delivery Date, all partnership or limited liability company, as applicable, action required to be taken by such Selling Unitholder or any of its respective partners for the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(c) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Unitholder.

(d) Ownership of Units. Such Selling Unitholder is the record and beneficial owner of, and has good and valid title to, the Units to be sold by it hereunder free and clear of all Liens, and has full power and authority to sell its interest in the Units, and, assuming that the Underwriter acquires its interest in the Units it has purchased from such Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the Underwriter that has purchased such Units delivered on the Closing Date to DTC by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of the Underwriter maintained with the DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Units.

(e) No Consent. No consent of any court, governmental agency or body having jurisdiction over such Selling Unitholder or any of its properties or assets is required in connection with the (i) offering and sale of the Units as described in the Pricing Disclosure Package and the Prospectus or (ii) the execution, delivery and performance of this Agreement by such Selling Unitholder, except in the case of clauses (i) and (ii), (A) such as may be required under the Securities Act and applicable state securities or “Blue Sky” laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriter, (B) for such consents that have been, or prior to the Initial Delivery Date, will be, obtained and (C) for such consents that, if not obtained, would not reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(f) No Conflicts. None of (i) the offering and sale of the Units and (ii) the execution, delivery and performance of this Agreement by such Selling Unitholder (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or the limited partnership agreement of such Selling Unitholder (the “Selling Unitholder Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Unitholder is a party or by which any of its properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Selling Unitholder or any of its properties in a proceeding to which it or its properties is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of such Selling Unitholder, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(g) No Defaults. Such Selling Unitholder is not (i) in violation of any of its Selling Unitholder Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over such Selling Unitholder or any of its properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to materially impair the ability of any of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(h) Disclosure. Such Selling Unitholder is familiar with the Pricing Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Pricing Disclosure Package and the Prospectus which has adversely affected or could reasonably be expected to adversely affect the business of the Partnership Entities; and the sale of Units by such Selling Unitholder pursuant hereto is not prompted by any information concerning any of the Partnership Entities which is not set forth in the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto.

(i) Market Stabilization. Such Selling Unitholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

(j) Registration Statement and Pricing Disclosure Package. Such Selling Unitholder has reviewed the Registration Statement and the Pricing Disclosure Package and, although such Selling Unitholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Unitholder that would lead such Selling Unitholder to believe that (i) as of the most recent Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading or (ii) as of the Applicable Time, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(j) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Unitholder furnished in writing by or on behalf of such Selling Unitholder to the Partnership and the Underwriter expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Unitholder Information”). For the avoidance of doubt, each of the Partnership and the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Partnership and the Underwriter by or on behalf of such Selling Unitholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto are the number of Units owned and the number of Units proposed to be offered by such Selling Unitholder, the address of such Selling Unitholder, any information relating to the organizational structure of such Selling Unitholder and the beneficial ownership of the Units held by such Selling Unitholder under the caption “Selling Unitholders” in the Registration Statement, the Pricing Disclosure Package, the Prospectus, and the information appearing in the Pricing Disclosure Package and the Prospectus under the captions “Summary—Our Relationship with GIP and Williams” and “Selling Unitholders,” and the term “Selling Unitholder Information” shall be limited to such information.

(k) No Distribution of Other Offering Materials. Such Selling Unitholder has not distributed and, prior to the later to occur of the final Delivery Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

Any certificate signed by any officer of such Selling Unitholder and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by such Selling Unitholder to the Underwriter as to the matters covered thereby.

5. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Firm Units and the Additional Units, as the case may be, are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Partnership Parties and the Selling Unitholders contained herein, to the accuracy of the statements of the General Partner, on behalf of the Partnership Parties made pursuant to the provisions hereof, to the accuracy of the statements of the Selling Unitholders made pursuant to the provisions hereof, to the performance by the Partnership Parties and the Selling Unitholders of their respective obligations hereunder and to each of the following additional conditions precedent:

(a) Registration Statement. The Registration Statement shall have been filed and shall have become effective under the Securities Act.

(b) Timely Filings. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission. No Prospectus or amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall have been filed to which the Underwriter shall have reasonably objected in writing.

(c) No Changes. (i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, management, operations or prospects of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Underwriter shall have received on the applicable Delivery Date a certificate, dated such Delivery Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner:

(i) certifying that no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(ii) to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of such Delivery Date, and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Delivery Date; and

(iii) certifying that they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, as well as each electronic road show used in connection with the offering of the Units, and, in their opinion (A) the Registration Statement, as of the most recent Effective Date, (B) the Prospectus, as of its date and on the applicable Delivery Date, or (C) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, except in the case of the Registration Statement) not misleading.

(e) Selling Unitholder’s Certificate. The Underwriter shall have received on the applicable Delivery Date a duly executed certificate of each Selling Unitholder dated such Delivery Date to the effect that (i) the representations and warranties of such Selling Unitholder contained in this Agreement are true and correct as of such Delivery Date and (ii) such Selling Unitholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Delivery Date.

(f) Opinion of the Partnership’s Counsel. Latham & Watkins LLP shall have furnished to the Underwriter its written opinion, negative assurance letter and opinion regarding certain tax matters, as counsel for the Partnership Entities, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively.

(g) Opinion of Oklahoma Counsel. Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. shall have furnished to the Underwriter their written opinion, as special Oklahoma counsel for the Partnership Entities, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B.

(h) Opinion of the Selling Unitholders’ Counsel. Latham & Watkins LLP shall have furnished to the Underwriter their written opinion, as counsel for the Selling Unitholders, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit C.

(i) General Counsel Opinion. Regina Gregory shall have furnished to the Underwriter her written opinion, as general counsel to the General Partner, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit D.

(j) Delaware Counsel Opinion. Richards, Layton & Finger P.A. shall have furnished to the Underwriter its written opinion, as special Delaware counsel to the Partnership, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit E.

(k) Opinion of Underwriter’s Counsel. The Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the offer and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(l) Comfort Letters. The Underwriter shall have received, on each of the date hereof and each Delivery Date, a letter or letters dated the date hereof or the applicable Delivery Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that each letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and the letter delivered on a Delivery Date shall use a “cut-off date” within two business days of such Delivery Date.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit F hereto, between you and the persons or entities listed on Schedule IV to this Agreement relating to sales and certain other dispositions of Common Units or certain other securities, shall have been delivered to you on or before the date hereof and shall be in full force and effect on the Delivery Date.

(n) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o) Additional Information. The Partnership Entities and the Selling Unitholders shall have furnished to the Underwriter at each Delivery Date such further information, certificates and documents as the Underwriter may reasonably request.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

6. Covenants of the Partnership Parties. In addition to the agreements set forth elsewhere in this Agreement, the Partnership Parties covenant with the Underwriter as follows:

(a) Furnish Information. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Prospectus. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. To make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the initial Effective Date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) Registration Statement. If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(d) Commission Notices. To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing.

(e) Exchange Act Reports. To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units.

(f) Pricing Disclosure Package. If the Pricing Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(g) Prospectus. To advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriter promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 6(d) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

(h) Review of Amendments. At any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, including through any report filed under the Exchange Act, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(i) Rule 433. To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act; and not to take any action that would result in the Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(j) Earnings Statement. To make generally available to the Partnership’s security holders and to you as soon as reasonably practicable, but in any event not later than fifteen (15) months after the initial Effective Date of the Registration Statement, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) Copies. To furnish to you three copies of the Registration Statement, the Prospectus and the Pricing Disclosure Package, each as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits).

(l) Financial Statements. To furnish to you as early as practicable prior to any Delivery Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 5(l) hereof.

(m) Lock-up Agreement. Beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Barclays Capital Inc. not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, (A) for the registration of the offer and sale of the Units as contemplated by this Agreement, (B) for the issuance and vesting of awards pursuant to the Partnership’s long-term incentive plan and management incentive compensation plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) for the issuance of Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership or its subsidiaries, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 6(m) for the remaining term of the Lock-Up

Period, (D) that the Partnership may file (or participate in the filing of) a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to an acquisition by the Partnership or its subsidiaries, provided that, notwithstanding anything in this Agreement to the contrary, the prior approval of Barclays Capital Inc. shall be required in the event that the Partnership files (or participates in the filing of) a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to such acquisition, (E) that the Partnership may issue Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed pursuant to clause (D), provided that the number of Common Units issued or into which such other securities are convertible or exchangeable shall not exceed 5% of the number of Common Units outstanding, and (F) following the date that is 14 days after the date of the Prospectus, that the Partnership may issue and sell Common Units under the Partnership’s “at-the-market” offering program established pursuant to the Equity Distribution Agreement, dated August 2, 2013, among the Partnership, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

(n) Press Release. Prior to any Delivery Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any of its subsidiaries, or the offering of the Units, without your prior consent.

(o) No Other Prospectus. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Common Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Pricing Disclosure Package and the Prospectus.

(p) Listing. To use its reasonable best efforts to maintain the listing of the Common Units, including the Units, on the NYSE.

(q) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

(r) Covenant to Pay Costs. The Partnership Parties agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Units including any transfer taxes and stamp or similar duties payable upon the sale or delivery of the Units to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any other closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the filing fees and up to $20,000 in legal fees of counsel to the Underwriter relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership Parties and any such consultants, provided that the Partnership Parties are obligated to pay only fifty percent (50%) of the cost and expense of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, and (x) the performance of the Partnership Parties’ and Selling Unitholders’ other obligations hereunder.

It is understood, however, that except as otherwise provided in this Section 6(r), Section 8 or Section 10 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriter on their own behalf in connection with presentations to prospective purchasers of the Units.

7. Covenants of the Selling Unitholders. In addition to the agreements set forth elsewhere in this Agreement, each of the Selling Unitholders agrees with the Underwriter:

(a) Lock-up Agreement. During the Lock-up Period, not to, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by a Selling Unitholder or any affiliate of such Selling Unitholder or any person in privity with the Selling Unitholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units of the Partnership or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing; or publicly announce an intention to effect any such transaction, except, in each case, (i) for the registration of the offer and sale of the Units as contemplated by this Agreement and the sale of the Units to the Underwriter pursuant to this Agreement, (ii) for a bona fide pledge of the Common Units in existence on the date hereof and (iii) for a transfer of Common Units to an affiliate (as defined in Rule 405 promulgated under the Securities Act), provided that the transferee shall hold such transferred Common Units subject to this Section 7(a);

(b) Press Release. Prior to any Delivery Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any of its subsidiaries or the offering of the Units, without your prior consent; and

(c) No Other Prospectus. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Common Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Pricing Disclosure Package and the Prospectus.

8. Reimbursement of the Underwriter’s Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 9(b) hereof or the default by the Underwriter in its obligations hereunder, the Partnership Parties shall, in addition to paying the amounts described in Section 6(r) hereof, reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

9. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, other than in the circumstances described in clause (i) above; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(c) If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Partnership and the Selling Unitholders shall be notified promptly in writing.

(d) If the sale to the Underwriter of the Units, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership Parties or the Selling Unitholders shall be unable to comply with any of the terms of this Agreement, the Partnership Parties and the Selling Unitholders shall not be under any obligation or liability to the Underwriter under this Agreement (except to the extent provided in Sections 6(r), 8 and 10) and the Underwriter shall not be under any obligation or liability to the Partnership Parties or the Selling Unitholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

10. Indemnity and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers, employees, agents and members, any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the

Securities Act) of the Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10(a) being deemed to include any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Partnership Parties, jointly and severally, agree to reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified person is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, except with respect to the Registration Statement or such Prospectus insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Partnership expressly for use in the Registration Statement or such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the case of such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) Each of the Selling Unitholders, severally and not jointly, agrees to indemnify, defend and hold harmless the Underwriter and each Partnership Party, their respective partners, directors, officers, employees, agents and members, any person who controls the Underwriter or Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Underwriter or Partnership Party, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which jointly or severally, the Underwriter or any Partnership Party or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Selling Unitholder furnished in writing to the Partnership by or on behalf of such Selling Unitholder expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), which information consists solely of the Selling Unitholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information, which material fact was required to be stated in such Registration Statement or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Selling Unitholder furnished in writing to the Partnership by or on behalf of such Selling Unitholder expressly for use in, any Prospectus (the term Prospectus for the purpose of this Section 10(b) being deemed to include any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information, which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Selling Unitholders, severally and not jointly, agree to reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified person is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each Selling Unitholder shall be liable with respect to the Registration Statement or such Prospectus only to the extent any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning such Selling Unitholder furnished in writing to the Partnership by or on behalf of such Selling Unitholder expressly for use in the Registration Statement or such Prospectus in connection with such information, which material fact was necessary in order to make the statements in such information, in the case of such Prospectus, in the light of the circumstances under which they were made, not misleading. The liability of each Selling Unitholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds received by such Selling Unitholder, after deducting underwriting fees and commissions but before deducting expenses, from the offering of the Units purchased under this Agreement.

(c) The Underwriter agrees to indemnify, defend and hold harmless each Partnership Party and Selling Unitholder and each of their respective directors and officers who signed the Registration Statement and any person who controls such Partnership Party or Selling Unitholder, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Partnership expressly for use in, the any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in connection with such information, which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties, any Selling Unitholder or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and payment of all fees and expenses, whereupon the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, but shall not relieve the indemnifying party from its obligation to provide reimbursement and contribution except to the extent so prejudiced. If such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the payment of all fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party; provided, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have assumed control of the defense as contemplated by the second sentence of this Section 10(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholders on the one hand and the Underwriter on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties and the Selling Unitholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties and the Selling Unitholders on the one hand and the Underwriter on the other hand shall be deemed to be in the same respective proportions as the net proceeds received by the Selling Unitholders (net of underwriting discounts and commissions but before deducting expenses) from the offering of the Units purchased under this Agreement, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Units, in each case as described in the Prospectus. The relative fault of the Partnership Parties and the Selling Unitholders on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties and the Selling Unitholders on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Partnership Parties, the Selling Unitholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) in no case shall any Selling Unitholder be required to contribute any amount in excess of the aggregate net proceeds received by such Selling Unitholder (after deducting underwriting discounts and commissions but before deducting offering expenses), from the offering of the Units purchased under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Partnership Parties and the Selling Unitholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter and its partners, directors, officers, employees, agents or members or any person (including each partner, officer, director, employee or member of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of the Underwriter or by or on behalf of the Partnership Parties or the Selling Unitholders, their respective directors, employees or officers or any person who controls the Partnership Parties or Selling Unitholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Units. Each Partnership Party, each Selling Unitholder and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties and the Selling Unitholders, against any of their respective officers, employees or directors in connection with the offering and sale of the Units, or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

11. Information Furnished by the Underwriter. The information under the heading “Short Positions and Price Stabilizations” in the “Underwriting” section, only insofar as such statements relate to over-allotment and stabilization activities that may be undertaken by the Underwriter, constitutes the only information furnished by or on behalf of the Underwriter for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, as such information is referred to in Sections 3 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to, (i) if to the Underwriter: Barclays Capital Inc., at 745

Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: (646) 834-8133); and (ii) if to the Partnership Parties: Access Midstream Partners, L.P., 525 Central Park Drive, Oklahoma City, Oklahoma 73105, Attention: Chief Executive Officer, facsimile no.: (405) 879-6111; and (iii) if to the Selling Unitholders: Global Infrastructure Management, LLC, 12 East 49th Street, 38th Floor New York, New York 10017, Attention: Counsel, facsimile no.: (646) 282-1599.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties and the Selling Unitholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and each of the Selling Unitholders and Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties and the Selling Unitholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and the Selling Unitholders and may be enforced in any other courts to the jurisdiction of which the Partnership Parties and the Selling Unitholders are or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Selling Unitholders and the Partnership Parties and to the extent provided in Section 10 hereof, the controlling persons, partners, directors, officers, employees, agents, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Partnership Parties and the Selling Unitholders hereby acknowledge that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Units. The Partnership Parties and the Selling Unitholders further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Partnership Parties or the Selling Unitholders, their respective management, partners, members or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the

Partnership Parties or the Selling Unitholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties and the Selling Unitholders hereby confirm their understanding and agreement to that effect. The Partnership Parties, the Selling Unitholders and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Partnership Parties or the Selling Unitholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties or the Selling Unitholders. The Partnership Parties, the Selling Unitholders and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Partnership Parties or the Selling Unitholders, and the Underwriter has not assumed any advisory responsibility in favor of the Partnership Parties or the Selling Unitholders with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Partnership Parties or the Selling Unitholders on other matters). The Partnership Parties and the Selling Unitholders hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties or the Selling Unitholders may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Partnership Parties or the Selling Unitholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Partnership Parties and the Selling Unitholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriter, the Selling Unitholders and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties or the Selling Unitholders and the Underwriter’s businesses and/or assets.

[signature pages follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties, the Selling Unitholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:		/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS MIDSTREAM PARTNERS, L.P.

By:		Access Midstream Partners GP, L.L.C., its general partner

	By:	/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

ACCESS MLP OPERATING, L.L.C

By:		/s/ J. Mike Stice
Name: J. Mike Stice
Title: Chief Executive Officer

Signature Page to Underwriting Agreement

GIP II EAGLE HOLDINGS PARTNERSHIP, L.P.

By:	GIP II Eagle Acquisition Holdings GP, LLC, its general partner

By:	/s/ Mark Levitt
Name: Mark Levitt
Title: Officer

GIP II EAGLE 2 HOLDING, L.P.

By:	GIP II Eagle 2 Holding GP, LLC, its general partner

By:	/s/ Mark Levitt
Name: Mark Levitt
Title: Manager

Signature Page to Underwriting Agreement

Accepted:

For itself as the Underwriter:

By: BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Operating Subsidiaries

Name	Percentage limited liability company interest owned, directly or indirectly, by the OLLC
Appalachia Midstream Services, L.L.C., an Oklahoma limited liability company (“Appalachia”)	100%
Bluestem Gas Services, L.L.C., an Oklahoma limited liability company (“Bluestem”)	100%
Access Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“AMGS”)	100%
Oklahoma Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“OMGS”)	100%
Texas Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“TMGS”)	100%
Magnolia Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“MMGS”)	100%
Access Permian Midstream, L.L.C., an Oklahoma limited liability company (“APM”)	100%
Ponder Midstream Gas Services, L.L.C., a Delaware limited liability company (“PMGS”)	100%
Access West Texas Processing, L.L.C., an Oklahoma limited liability company	100%
Louisiana Midstream Gas Services, L.L.C., an Oklahoma limited liability company	100%
Jackalope Gas Gathering Services, L.L.C., an Oklahoma limited liability company	50%
Mid-Atlantic Gas Services, L.L.C., an Oklahoma limited liability company	100%
Mockingbird Midstream Gas Services, L.L.C., an Oklahoma limited liability company	100%
Utica Gas Services, L.L.C., an Oklahoma limited liability company	100%
Cardinal Gas Services, L.L.C., a Delaware limited liability company	66%
Utica East Ohio Midstream LLC, a Delaware limited liability company	49%
Ranch Westex JV LLC, a Delaware limited liability company	33.33%

SCHEDULE II

Selling Unitholder	Number of Firm Units To Be Sold	Maximum Number of Additional Units To Be Sold
GIP II Eagle Holdings Partnership, L.P., a Delaware limited partnership	7,867,833	1,180,175
GIP II Eagle 2 Holding, L.P., a Delaware limited partnership	132,167	19,825
Total	8,000,000	1,200,000

Schedule III

Pricing Disclosure Package

1.	Preliminary Prospectus dated August 12, 2013.

2.	Number of Firm Units: 8,000,000 Common Units Public Offering Price: $46.47 per Unit

Schedule IV

Persons Delivering Lock-up Agreements

None

EXHIBIT A-1

FORM OF OPINION OF LATHAM & WATKINS LLP

(COUNSEL TO THE PARTNERSHIP)

[To be provided to the Underwriter.]

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

[To be provided to the Underwriter.]

A-2-1

EXHIBIT A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

[To be provided to the Underwriter.]

A-3-1

EXHIBIT B

FORM OF OPINION OF OKLAHOMA COUNSEL

TO THE PARTNERSHIP

[To be provided to the Underwriter.]

B-1

EXHIBIT C

FORM OF OPINION OF COUNSEL TO THE GIP SELLING UNITHOLDERS

[To be provided to the Underwriter.]

C-1

EXHIBIT D

FORM OF GENERAL COUNSEL OPINION

[To be provided to the Underwriter.]

D-1

EXHIBIT E

FORM OF OPINION OF RICHARDS, LAYTON & FINGER P.A.

[To be provided to the Underwriter.]

E-1

EXHIBIT F

FORM OF LOCK-UP LETTER

August [    ], 2013

Barclays Capital Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Access Midstream GP, L.L.C., a Delaware limited liability company, Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), Access MLP Operating, L.L.C., a Delaware limited liability company, GIP II Eagle Holdings Partnership, L.P., a Delaware limited partnership (“Eagle Holdings”), and GIP II Eagle 2 Holding, L.P., a Delaware limited partnership (“GIP Eagle 2” and together with Eagle Holdings, the “Selling Unitholders”), and you, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Barclays Capital Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriter (as defined in the Underwriting Agreement) in the

Offering, (b) bona fide pledges of Common Units in existence on the date hereof, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection with such disposition, (d) following the date that is 14 days after the date of the Prospectus, issuances of Common Units under the Partnership’s “at-the-market” offering program established pursuant to the Equity Distribution Agreement, dated August 2, 2013, among the Partnership, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC or (e) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection such disposition. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Barclays Capital Inc., make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of shares of Common Units.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Partnership notifies you in writing that the Partnership and the Selling Unitholders do not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Delivery Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned understands that the Partnership, the Selling Unitholders and the Underwriter is relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership, the Selling Unitholders and the Underwriter.

[signature page follows]

Yours very truly,

Name: